Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 2021 Share Incentive Plan of Innoviz Technologies Ltd. of our report dated May 24, 2022, with respect to the consolidated financial statements of Innoviz Technologies Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
May 24, 2022	A Member of Ernst & Young Global